SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

         Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2002

EMULEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-11007	51-0300558

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3535 Harbor Boulevard
Costa Mesa, California 92626
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 662-5600

Exhibit Index on Page 5

Item 5. Other Events.

         On January 24, 2002, Emulex Corporation issued a press release announcing that it had priced a private offering of $300 million of its 1.75% convertible subordinated notes due February 1, 2007 (which amount does not give effect to an option granted to the initial purchaser to acquire an additional $45 million in principal amount of the notes). The notes will be convertible into common stock of the company at a conversion price of $53.84 per share. The notes will mature in five years and will not be callable for the first three years. The transaction is expected to close in January of 2002. The closing is subject to customary closing conditions. The securities to be offered will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws and are being offered by the initial purchasers only to qualified institutional buyers in accordance with Rule 144A under the Securities Act. Unless so registered, the notes and any common stock issued upon conversion of the notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

         A copy of the press release is filed as Exhibit 99.01 and incorporated herein by reference.

Item 7. Exhibits.

Exhibit No.	Description

99.01	Press Release of Emulex Corporation, dated January 24, 2002.[1]

1/	Filed solely to satisfy Emulex’s disclosure obligations under Rule 100(a) of Regulation FD and shall not be deemed an admission as to the materiality of any information contained therein.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMULEX CORPORATION (Registrant)

Date: January 24, 2002	By:	/s/ PAUL FOLINO Paul Folino, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit No.	Description	Sequential Page Number

99.01	Press Release of Emulex Corporation, dated January 24, 2002.

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